THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED TO BE AT THE HIGH END OF THE RISK SPECTRUM AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 3, 2016, among Nukkleus Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”); and
WHEREAS, The Company and Purchaser are executing and delivering this Agreement and consummating the transactions contemplated herein in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) and/or Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder.
WHEREAS, The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, in two (2) separate closings, an aggregate of 200,000 shares of Series A Preferred Stock of the Company, par value $0.0001 per share (the "Series A Preferred Shares") and an aggregate of 30,900,000 shares of common stock of the Company, par value $0.0001 per share (the "Common Stock"), for an aggregate purchase price of $2,000,000.
WHEREAS, Purchaser desires to purchase and the Company desires to issue and sell to Purchaser, in two separate closings and upon the terms and conditions set forth in this Agreement: (i) 100,000 shares of the Series A Preferred Shares and 15,450,000 of the Common Stock (collectively, the “First Closing Shares”) at a purchase price of $1,000,000 (the “First Closing Purchase Price”) and (ii) 100,000 shares of the Series A Preferred Shares and 15,450,000 of the Common Stock (collectively, the “Second Closing Shares” and collectively with the First Closing Shares, the “Securities”) at a purchase price of $1,000,000 (the “Second Closing Purchase Price” and collectively with the First Closing Purchase Price, the "Purchase Price").
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SERIES A PREFERRED SHARES AND SHARES

1.1           Purchase of Securities.
(a)           In accordance with the terms of this Agreement (and subject to the conditions precedent set forth herein), on the First Closing Date (as defined below), the Company shall issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the First Closing Shares for the First Closing Purchase Price. Purchaser shall pay the First Closing Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the First Closing Shares and the Company shall deliver such First Closing Shares against delivery of such First Closing Purchase Price. The First Closing Purchase Price will be received by the Company on or before June 7, 2016 (the "First Closing Date").
(b)           In accordance with the terms of this Agreement (and subject to the conditions precedent set forth herein), on the Second Closing Date (as defined below), the Company shall issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, the Second Closing Shares for the Second Closing Purchase Price. Purchaser shall pay the Second Closing Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Second Closing Shares and the Company shall deliver such Second Closing Shares against delivery of such Second Closing Purchase Price. The Second Closing Purchase Price will be received by the Company on that certain date of, and concurrently with, the closing Company's acquisition of all of the issued and outstanding securities of IBIH Limited, a BVI Business Company (the "Second Closing Date").
(c)           The issuances of the above Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to an exemption provided by Section 4(2) thereunder and/or Regulation D as promulgated under the Act.

1.2           Instruments of Conveyance and Transfer.

(a) On the First Closing Date, the Company shall deliver or cause to be delivered to the Purchaser this Agreement duly executed by the Company.

(b) On the First Closing Date, the Purchaser shall deliver or cause to be delivered to the Company this Agreement duly executed by the Purchaser.

1.3           Consideration for the Securities. The Purchaser’s total purchase price for the Securities is the Purchase Price.

ARTICLE 2
REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

2.1           The Company hereby represents and warrants that:

(a)           The Securities issued hereunder have been duly authorized by the appropriate corporate action of the Company.

(b)           The Company shall transfer title, in and to the Securities to the Purchaser free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

(c)           The certificate representing the Securities which will be issued to the Purchaser shall be subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(d)           No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

(e)           Purchaser acknowledges and agrees that the Company makes no other representations or warranties with respect to the Securities.

2.2           Purchaser represents and warrants to the Company as follows:

(a)           Purchaser has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Securities offered by the Company of the size contemplated. Purchaser represents that Purchaser is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Purchaser has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of the Company officers and directors regarding the Company and its business as Purchaser has deemed appropriate.

(b)           Purchaser is an “Accredited Investor” as defined in Regulation D of the Securities Act and Purchaser, either alone or with Purchaser’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Securities offered by the Company and of making an informed investment decision with respect thereto and has the capacity to protect Purchaser’s own interests in connection with Purchaser’s proposed investment in the Securities.

(c)           Purchaser acknowledges that the Securities will initially be “restricted securities” (as such term is defined in Rule 144 (“Rule 144"), promulgated under the Securities Act of 1933, as amended (the “Securities Act”), that the Securities will include the restrictive legend set forth above, and, except as otherwise set forth in this Agreement, that the Securities cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(d)           The Purchaser has carefully read the all reports filed with the SEC (the “Reports”) as well as all other filings made by the Company with the SEC, and the related risk factors (the “Risk Factors”), which are contained in the Reports. The undersigned Purchaser has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this offering, the Reports and the Risk Factors and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The Purchaser understands the Reports and the associated Risk Factors, and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Reports and the associated Risk Factors with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Reports and the associated Risk Factors. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Reports and the associated Risk Factors. The undersigned does not desire to receive any further information.

(e)           The Purchaser is aware that the purchase of the Securities is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment. The undersigned acknowledges that the proceeds will be utilized for working capital.

(f)           The Purchaser understands that no federal or state agency has made any finding or determination regarding the fairness of the Securities for investment, or any recommendation or endorsement of the Securities.

(g)           The Purchaser represents that the Purchaser is not a broker, a broker dealer or an affiliate of a broker dealer.

ARTICLE 3
MISCELLANEOUS

3.1           Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

3.2           Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

3.3           Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

3.4           Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5           Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of New York, State of New York or a Federal Court empanelled in the State of New York for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

3.6           Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties as soon as practicable thereafter.

3.7           Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

3.8           Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

NUKKLEUS INC.

By: /s/ Emil Assentato
Name: Emil Assentato
Title: CEO

CURRENCY MOUNTAIN HOLDINGS BERMUDA, LIMITED

By: /s/ Emil Assentato
Name: Emil Assentato
Title: CEO